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                                                                   EXHIBIT 10.48

                                 AMENDMENT NO. 1
                                       TO
                           RESTRICTED STOCK AGREEMENT



        THIS AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT ("Amendment") is made and entered into as of August 16, 2000 by and among INTERVISUAL BOOKS, INC. (the "Company") and STEVEN D. ADES and LAURIE LEVIT, as co-trustees of THE STEVEN ADES AND LAURIE LEVIT REVOCABLE FAMILY TRUST U/T/D April 18, 1991 ("Trust").

                                 R E C I T A L S

        A. In connection with the merger of Fast Forward Marketing, Inc. ("FFM") with and into a subsidiary of the Company pursuant to the Agreement and Plan of Merger dated March 29, 1999, the Trust was issued 594,940 shares of the Common Stock of the Company ("Shares").

        B. In accordance with the Merger Agreement, the Trust entered into a Restricted Stock Agreement dated May 13, 1999 by and among the Company, the Trust and certain other Shareholders ("Restricted Stock Agreement"). Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meanings given to them in the Restricted Agreement.

        C. Concurrently with this Amendment the Company and Steven Ades have agreed to modify his Employment Agreement with the Company and as a condition to such modification the parties have agreed to execute and deliver this Amendment.

                                A G R E E M E N T

                For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

        1. Cumulative Rights to Sell. The right of the Trust to sell up to 10% of the Shares each year free and clear of the restrictions as set forth in Paragraph 1.C(i) of the Restricted Stock Agreement shall accumulate from year to year to the extent not exercised.

        2. Additional Rights to Sell. In addition to the foregoing rights to transfer and any other rights of transfer set forth in the Restricted Stock Agreement, the Trust shall have the right to transfer 6,000 additional shares of each month beginning in August 2000 and the right to transfer such additional shares shall also be cumulative.

        3. Modification and Conflicts. Except as expressly amended, modified or supplemented herein, all of the terms and conditions of the Restricted Stock Agreement remain in full force and effect; provided however, in the event of any conflict between

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the provisions of the Restricted Stock Agreement and the provisions of this
Amendment, the provisions of this Amendment shall control.

        4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together will constitute one and the same instrument.

        5. Governing Law. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



/s/ Steven D. Ades                         INTERVISUAL BOOKS, INC., a California
--------------------------------------     Corporation
Steven D. Ades, as Trustee of the
Steven Ades and Laurie Levit Revocable
Family Trust UTD April 18, 1991

                                           By: /s/ Waldo H. Hunt
                                              ----------------------------------


/s/ Laurie Levit                           By: CEO
--------------------------------------        ----------------------------------
Laurie Levit, as Trustee of the
Steven Ades and Laurie Levit Revocable
Family Trust UTD April 18, 1991



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